                                                                  RULE 424(b)(3)
                                                              FILE NO. 333-60551
                                                               NATIONSRENT, INC.


                    SUPPLEMENT NO. 1 DATED DECEMBER 30, 1998
                       TO PROSPECTUS DATED AUGUST 7, 1998

As a result of a transfer by a Selling Stockholder of Common Stock, the table of Selling Stockholders in the Selling Stockholder Section of the Prospectus is hereby supplemented as follows:


                                                         Shares Beneficially     Shares to be Offered
                                                           Owned Prior to           for The Selling
Selling Stockholder                                         The Offering         Stockholder's Account
-------------------                                      ------------------      ---------------------
KIRK HOLDINGS LIMITED PARTNERSHIP(1)                          12,000,000               12,000,000


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(1) Kirk Holdings Limited Partnership is affiliated with Mr. James L. Kirk, one of the co-founders of the Company who currently serves as Chairman and Chief Executive Officer of the Company.